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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                             (AMENDMENT NO. 1 )


Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                             RURBAN FINANCIAL CORP.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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The performance graph included in the company's proxy materials dated April 30,
2002 relating to the Annual Meeting of Shareholders and previously mailed to the company's shareholders inadvertently included the S&P 500 index rather than the Nasdaq Bank Stocks index. The performance graph set forth below has been revised to replace the S&P 500 index with the Nasdaq Bank Stocks Index.


                                PERFORMANCE GRAPH

Set forth on this page is a line graph comparing the yearly percentage change in the Company's cumulative total shareholder return on its common shares with an index for the NASDAQ Stock Market (U.S. Companies) comprised of all domestic common shares traded on the NASDAQ National Market System and the NASDAQ Small-Cap Market and an index for NASDAQ Bank Stocks comprised of all depository institutions (SIC Code #602) and holding and other investment companies (SIC Code #671) that are traded on the NASDAQ National Market System and the NASDAQ Small-Cap Market ("NASDAQ Bank Stocks") for the five-year period ended December 31, 2001.

                Comparison of Five-Year Cumulative Total Return
                Rurban Financial Corp., NASDAQ Bank Stocks, and
                      NASDAQ Stock Market (U.S. Companies)


                                                            NASDAQ
                                                         Stock Market
                    Rurban            NASDAQ Bank           (U.S.
Year            Financial Corp           Stocks           Companies)
----            --------------        -----------        ------------
1996                100.00               100.00             100.00
1997                 94.04               167.41             122.48
1998                109.50               166.33             172.68
1999                 89.91               159.89             320.89
2000                 89.89               182.38             193.01
2001                114.04               197.44             153.15


Return based on $100 invested on December 31, 1996 and the reinvestment of dividends. All market values used in determining the return have been restated for stock splits and stock dividends.